Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2021 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 3, 2021) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2021.

FIRST QUARTER 2021 HIGHLIGHTS

•Previously announced Q1 2021 average production of 184.2 MBO/d (307.4 MBOE/d)
•Generated Q1 2021 cash flow from operating activities of $624 million. Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $627 million
•Q1 2021 cash capital expenditures of $296 million; Q1 2021 activity-based capital expenditures incurred of approximately $267 million
•Generated Q1 2021 Free Cash Flow (as defined and reconciled below) of $331 million
•Q1 2021 cash operating costs of $8.06 per BOE; including cash general and administrative ("G&A") expenses of $0.54 per BOE and lease operating expenses ("LOE") of $3.69 per BOE
•Closed the previously announced acquisition of assets from Guidon Operating LLC ("Guidon") and the acquisition of QEP Resources, Inc. ("QEP") in an all stock merger, adding an aggregate of over 80,000 net acres to our asset base in the Permian Basin and generating significant synergies
•Signed definitive agreements in the second quarter of 2021 to divest Williston Basin assets acquired in the merger with QEP and non-core Permian Basin assets for total consideration of $832 million, subject to certain closing adjustments; assets being sold have estimated full year 2021 net production of approximately 16 MBO/d (28 MBOE/d)
•Flared 0.75% (1.0% including QEP) of gross natural gas production in the first quarter of 2021
•Received $103 million federal net operating loss carryback and alternative minimum tax credit refund in January 2021, which included $3 million of interest income
•Initiating Q2 2021 production guidance of 232.0 - 236.0 MBO/d (387.0 - 394.0 MBOE/d) and cash capex guidance of $350 - $400 million

“Diamondback started 2021 with a successful first quarter, effectively overcoming the production obstacles presented by Winter Storm Uri while keeping our capital and operating costs near all-time lows. As a result, we generated over $330 million of Free Cash Flow in the first quarter. At current strip pricing, and pro forma for our asset sales announced today, we expect to continue generating significant Free Cash Flow in 2021. This Free Cash Flow, coupled with the cash proceeds from the successful execution of our three non-core asset sales announced today, will allow us to accelerate our debt reduction program, further strengthening our balance sheet," stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “We continue to be pleased with the seamless integration of both the Guidon and QEP assets, and we are achieving our synergy targets ahead of schedule and in excess of those highlighted during the acquisition announcement. This progress only adds to our 'exploit and return' strategy of spending maintenance capital to hold oil production flat, while using Free Cash Flow to reduce debt and return cash to stockholders."

PENDING WILLISTON BASIN ASSET DIVESTITURE

•Divesting approximately 95,000 net acres in the Williston Basin; a complete Williston exit for Diamondback
•Gross purchase price of $745 million, subject to certain closing adjustments; net proceeds expected to be applied towards debt reduction
•Assets being sold have estimated net production of approximately 15 MBO/d (25 MBOE/d) for the full year 2021, including approximately 12 MBO/d (19 MBOE/d) of estimated net production attributable to the Williston Basin assets acquired in the merger with QEP from the March 17, 2021 closing date through year end 2021
•Transaction expected to close in the third quarter of 2021, subject to continued diligence and closing conditions

Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Diamondback for the Williston Basin sale, with Latham & Watkins LLP serving as legal advisor to Diamondback.

PENDING PERMIAN BASIN NON-CORE ASSET DIVESTITURES

•Divesting approximately 7,000 net acres of non-core Southern Midland Basin acreage in Upton county and approximately 1,300 net acres of non-core, non-operated Delaware Basin assets in Lea county, New Mexico
•Combined gross purchase price of $87 million, subject to certain closing adjustments; net proceeds expected to be applied towards debt reduction
•Assets being sold have estimated net production of approximately 900 BO/d (2,650 BOE/d) for the full year 2021 from 140 producing wells
•Both transactions expected to close in the second quarter of 2021, subject to continued diligence and closing conditions

Tudor, Pickering, & Holt Co. is acting as exclusive financial advisor to Diamondback for the Permian Basin asset sales.

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the first quarter of 2021. All activity detail assumes wells are counted only if they completed drilling or completion activities after the closing date of the Guidon or QEP transaction, as applicable.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	41	42
Delaware Basin	8	25
Total	49	67

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	40	37
Delaware Basin	7	23
Total	47	60

During the first quarter of 2021, Diamondback drilled 41 gross horizontal wells in the Midland Basin and eight gross horizontal wells in the Delaware Basin. The Company turned 42 operated horizontal wells to production in the Midland Basin and 25 operated horizontal wells to production in the Delaware Basin. The average lateral length for the wells completed during the first quarter was 10,331 feet. Operated completions during the first quarter consisted of 27 Wolfcamp A wells, 10 Lower Spraberry wells, eight Wolfcamp B wells, seven Middle Spraberry wells, six Second Bone Spring wells, four Jo Mill wells, three Third Bone Spring wells, one Barnett well and one Dean well.

FINANCIAL UPDATE
Diamondback's first quarter 2021 net income was $220 million, or $1.33 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $379 million, or $2.30 per diluted share.

First quarter 2021 Consolidated Adjusted EBITDA (as defined and reconciled below) was $845 million. Adjusted EBITDA net of non-controlling interest was $836 million.

As previously announced, first quarter 2021 average unhedged realized prices were $56.94 per barrel of oil, $3.05 per Mcf of natural gas and $22.94 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $42.36 per BOE.

Diamondback's cash operating costs for the first quarter of 2021 were $8.06 per BOE, including LOE of $3.69 per BOE, cash G&A expenses of $0.54 per BOE, production and ad valorem taxes of $2.71 per BOE and gathering and transportation expenses of $1.12 per BOE.

As of March 31, 2021, Diamondback had $100 million in standalone cash and $52 million of borrowings outstanding under its revolving credit facility, with approximately $1.9 billion available for future borrowing under the facility and $2 billion of total liquidity.

During the first quarter of 2021, Diamondback spent $273 million on drilling and completion, $7 million on midstream, $8 million on infrastructure and $8 million on non-operated properties, for total capital cash expenditures of $296 million.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors declared a cash dividend of $0.40 per common share for the first quarter of 2021 payable on May 20, 2021, to stockholders of record at the close of business on May 13, 2021. Future dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

FULL YEAR 2021 GUIDANCE

Below is Diamondback's guidance for the full year 2021, which includes the initiation of second quarter production and capital guidance, and is pro forma for the pending asset divestitures announced today.

	2021 Guidance	2021 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total net production – MBOE/d(a)	350.0 - 360.0	25.00 - 27.00
Oil production – MBO/d(a)	212.0 - 216.0	15.00 - 16.25
Q2 2021 oil production - MBO/d (total - MBOE/d)(a)	232.0 - 236.0 (387.0 - 394.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$3.90 - $4.30
G&A
Cash G&A	$0.45 - $0.55	$0.60 - $0.80
Non-cash equity-based compensation	$0.30 - $0.40	$0.10 - $0.25
DD&A	$8.75 - $10.75	$9.50 - $10.50
Interest expense (net of interest income)	$1.50 - $1.70	$3.00 - $3.50
Gathering and transportation	$1.25 - $1.35

Production and ad valorem taxes (% of revenue)(b)	7%	7%
Corporate tax rate (% of pre-tax income)	23%

Gross horizontal wells drilled (net)	200 - 215 (178 - 192)
Gross horizontal wells completed (net)	275 - 285 (250 - 259)
Average lateral length (Ft.)	~10,300'
Midland Basin well costs per lateral foot	$520 - $580
Delaware Basin well costs per lateral foot	$720 - $800
Midland Basin net lateral feet (%)	~75%
Delaware Basin net lateral feet (%)	~25%

Capital Budget ($ - million)
Operated horizontal drilling and completion	$1,300 - $1,400
Non-operated capital and capital workovers	$160 - $180
Midstream (ex. long-haul pipeline investments)	$60 - $80
Infrastructure and Environmental	$80 - $90
2021 Capital Spend	$1,600 - $1,750
Q2 2021 cash capex	$350 - $400
(a)Second quarter 2021 Williston Basin production is estimated to be approximately 16 MBO/d (26 MBOE/d).
(b)Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2021 on Tuesday, May 4, 2021 at 8:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 3841709. A telephonic replay will be available from 11:00 a.m. CT on Tuesday, May 4, 2021 through Tuesday, May 11, 2021 at 11:00 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 3841709. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, including the recently completed Guidon and QEP acquisitions, and the anticipated synergies and costs savings from those transactions, as well as the pending sale of assets, in each case as discussed in this news release, future dividends, production, drilling and capital expenditure plans, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission ("SEC"), including its reports on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$121	$104
Restricted cash	19	4
Accounts receivable:
Joint interest and other, net	68	56
Oil and natural gas sales, net	531	281
Inventories	52	33
Derivative instruments	—	1
Income tax receivable	33	100
Prepaid expenses and other current assets	27	23
Total current assets	851	602
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,430 million and $7,493 million excluded from amortization at March 31, 2021 and December 31, 2020, respectively)	31,765	27,377
Midstream assets	1,018	1,013
Other property, equipment and land	152	138
Accumulated depletion, depreciation, amortization and impairment	(12,583)	(12,314)
Property and equipment, net	20,352	16,214
Funds held in escrow	34	51
Equity method investments	525	533
Derivative instruments	4	—
Deferred income taxes, net	32	73
Investment in real estate, net	101	101
Other assets	97	45
Total assets	$21,996	$17,619
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$71	$71
Accrued capital expenditures	233	186
Current maturities of long-term debt	191	191
Other accrued liabilities	416	302
Revenues and royalties payable	353	237
Derivative instruments	604	249
Total current liabilities	1,868	1,236
Long-term debt	7,465	5,624
Derivative instruments	8	57
Asset retirement obligations	190	108
Deferred income taxes	790	783
Other long-term liabilities	23	7
Total liabilities	10,344	7,815
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 180,984,014 and 158,088,182 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	14,384	12,656
Retained earnings (accumulated deficit)	(3,713)	(3,864)
Total Diamondback Energy, Inc. stockholders’ equity	10,673	8,794
Non-controlling interest	979	1,010
Total equity	11,652	9,804
Total liabilities and equity	$21,996	$17,619

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2021	2020
Revenues:
Oil, natural gas and natural gas liquid sales	$1,172	$883
Midstream services	11	14
Other operating income	1	2
Total revenues	1,184	899
Costs and expenses:
Lease operating expenses	102	127
Production and ad valorem taxes	75	71
Gathering and transportation	31	36
Midstream services expense	28	23
Depreciation, depletion, amortization and accretion	273	409
Impairment of oil and natural gas properties	—	1,009
Impairment of midstream assets	3	—
General and administrative expenses	25	24
Merger and integration expense	75	—
Other operating expense	1	2
Total costs and expenses	613	1,701
Income (loss) from operations	571	(802)
Other income (expense):
Interest expense, net	(56)	(48)
Other income (expense), net	1	1
Gain (loss) on derivative instruments, net	(164)	542
Gain (loss) on revaluation of investment	—	(10)
Loss on extinguishment of debt	(61)	—
Income (loss) from equity investments	(3)	—
Total other income (expense), net	(283)	485
Income (loss) before income taxes	288	(317)
Provision for (benefit from) income taxes	65	83
Net income (loss)	223	(400)
Net income (loss) attributable to non-controlling interest	3	(128)
Net income (loss) attributable to Diamondback Energy, Inc.	$220	$(272)

Earnings (loss) per common share:
Basic	$1.34	$(1.72)
Diluted	$1.33	$(1.72)
Weighted average common shares outstanding:
Basic	164,169	158,291
Diluted	164,926	158,494
Dividends declared per share	$0.40	$0.375

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$223	$(400)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	64	145
Impairment of oil and natural gas properties	—	1,009
Impairment of midstream assets	3	—
Depreciation, depletion, amortization and accretion	273	409
Loss on extinguishment of debt	61	—
(Gain) loss on derivative instruments, net	164	(542)
Cash received (paid) on settlement of derivative instruments	(178)	87
Equity-based compensation expense	10	9
Other	7	12
Changes in operating assets and liabilities:
Accounts receivable	(137)	175
Income tax receivable	100	(62)
Prepaid expenses and other	22	(4)
Accounts payable and accrued liabilities	(26)	(35)
Revenues and royalties payable	50	14
Other	(12)	32
Net cash provided by (used in) operating activities	624	849
Cash flows from investing activities:
Drilling, completions and non-operated additions to oil and natural gas properties	(281)	(690)
Infrastructure additions to oil and natural gas properties	(8)	(56)
Additions to midstream assets	(7)	(44)
Purchase of business and assets, net	(342)	(40)
Acquisitions of mineral interests	—	(65)
Funds held in escrow	50	—
Contributions to equity method investments	(4)	(33)
Other	5	5
Net cash provided by (used in) investing activities	(587)	(923)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	432	430
Repayments under credit facilities	(455)	(140)
Proceeds from senior notes	2,200	—
Repayment of senior notes	(1,916)	—
Premium on extinguishment of debt	(166)	—
Proceeds from joint venture	(4)	16
Debt issuance costs	(24)	—
Repurchased shares under buyback program	—	(98)
Repurchased units under buyback program	(24)	—
Dividends to stockholders	(68)	(59)
Distributions to non-controlling interest	(17)	(43)
Financing portion of net cash received (paid) for derivative instruments	76	—
Other	(5)	(5)
Net cash provided by (used in) financing activities	29	101
Net increase (decrease) in cash and cash equivalents	66	27
Cash, cash equivalents and restricted cash at beginning of period	108	128
Cash, cash equivalents and restricted cash at end of period	$174	$155

Supplemental disclosure of non-cash transactions:
Common stock issued for business combinations	$1,727	$—

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended March 31,
	2021	2020
Production Data:
Oil (MBbls)	16,578	18,325
Natural gas (MMcf)	34,109	32,120
Natural gas liquids (MBbls)	5,405	5,538
Combined volumes (MBOE)(1)	27,668	29,216

Daily oil volumes (BO/d)(2)	184,200	201,369
Daily combined volumes (BOE/d)(2)	307,422	321,057

Average Prices:
Oil ($ per Bbl)	$56.94	$45.10
Natural gas ($ per Mcf)	$3.05	$0.14
Natural gas liquids ($ per Bbl)	$22.94	$9.45
Combined ($ per BOE)	$42.36	$30.23

Oil, hedged ($ per Bbl)(3)	$46.81	$49.32
Natural gas, hedged ($ per Mcf)(3)	$2.64	$0.42
Natural gas liquids, hedged ($ per Bbl)(3)	$22.76	$9.45
Average price, hedged ($ per BOE)(3)	$35.75	$33.19

Average Costs per BOE:
Lease operating expenses	$3.69	$4.35
Production and ad valorem taxes	2.71	2.43
Gathering and transportation expense	1.12	1.23
General and administrative - cash component	0.54	0.51
Total operating expense - cash	$8.06	$8.52

General and administrative - non-cash component	$0.36	$0.31
Depletion	$9.29	$13.42
Interest expense, net	$2.02	$1.64
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, impairment and abandonments related to equity method investments, (gain) loss on revaluation of investment, loss on extinguishment of debt, impairment of oil and natural gas properties, impairment of midstream assets, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to Diamondback Energy, Inc.	$220	$(272)
Net income (loss) attributable to non-controlling interest	3	(128)
Net income (loss)	223	(400)
Non-cash (gain) loss on derivative instruments, net	62	(455)
Interest expense, net	56	48
Depreciation, depletion, amortization and accretion	273	405
Depreciation and interest expense related to equity method investments	11	4
Impairment and abandonments related to equity method investments	3	—
(Gain) loss on revaluation of investment	—	10
Loss on extinguishment of debt	61	—
Impairment of oil and natural gas properties	—	1,009
Impairment of midstream assets	3	—
Non-cash equity-based compensation expense	14	13
Capitalized equity-based compensation expense	(4)	(4)
Merger and integration expense	75	—
Other non-cash transactions	3	—
Provision for (benefit from) income taxes	65	83
Consolidated Adjusted EBITDA	845	713
Less: Adjustment for non-controlling interest	9	43
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$836	$670

Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, impairment and abandonments related to equity method investments, loss on extinguishment of debt, impairment of midstream assets, merger and integration expense and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following table presents a reconciliation of adjusted net income to net income (loss) attributable to Diamondback Energy, Inc.:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in millions, except per share data)

	Three Months Ended March 31, 2021
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.	$220	$1.33
Net income (loss) attributable to non-controlling interest	3	0.02
Net income (loss)	223	1.35
Non-cash (gain) loss on derivative instruments, net	62	0.38
Impairment and abandonments related to equity method investments	3	0.02
Loss on extinguishment of debt	61	0.37
Impairment of midstream assets	3	0.02
Merger and integration expense	75	0.45
Adjusted net income excluding above items	427	2.59
Income tax adjustment for above items	(46)	(0.28)
Adjusted net income(1)	381	2.31
Less: Adjusted net income attributable to non-controlling interest(1)	2	0.01
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$379	$2.30

Weighted average common shares outstanding:
Basic		164,169
Diluted		164,926
(1) May be calculated using diluted shares considered anti-dilutive under GAAP.

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. Free Cash Flow is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and to Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow
(unaudited, in millions)
	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$624	$849
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(137)	175
Income tax receivable	100	(62)
Prepaid expenses and other	22	(4)
Accounts payable and accrued liabilities	(26)	(35)
Revenues and royalties payable	50	14
Other	(12)	32
Total working capital changes	(3)	120
Operating cash flow before working capital changes	$627	$729

Diamondback Energy, Inc.
Free Cash Flow
(unaudited, in millions)
	Three Months Ended March 31,
	2021	2020
Operating cash flow before working capital changes	$627	$729

Drilling, completions and non-operated additions to oil and natural gas properties	(281)	(690)
Infrastructure additions to oil and natural gas properties	(8)	(56)
Additions to midstream assets	(7)	(44)
Total Cash CAPEX	(296)	(790)
Free Cash Flow	$331	$(61)

RECONCILIATION OF TOTAL DEBT TO NET DEBT

The Company defines net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	March 31, 2021	Net Q1 Borrowings/(Repayments)	December 31, 2020	September 30, 2021
	(in millions)
Diamondback Energy, Inc.(a)(b)	$6,623	$1,910	$4,713	$4,697
Viper Energy Partners LP(b)	537	(27)	564	607
Rattler Midstream LP(b)	554	(25)	579	585
Total debt	7,714	$1,858	5,856	5,889
Cash and cash equivalents	(121)		(104)	(92)
Net debt	$7,593		$5,752	$5,797
(a) Includes $191 million of debt which matures on September 1, 2021.
(b) Excludes debt issuance costs, discounts and premiums.

DERIVATIVES

As of April 30, 2021 the Company has a total of 141.7 thousand barrels of crude oil per day protected for the remainder of 2021, with 100% of those hedges having unlimited downside protection as a swap, put or collar. These hedge positions are consolidated to include hedges in place at Viper Energy Partners LP (“Viper”).

As of April 30, 2021, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Swaps - WTI (Cushing)	43,341	38,348	30,674	1,000	1,000	—	—
	$44.60	$42.82	$42.36	$45.00	$45.00	—	—
Swaps - WTI (Magellan East Houston)	5,000	5,000	5,000	—	—	—	—
	$37.78	$37.78	$37.78	—	—	—	—
Swaps - Crude Brent Oil(1)	5,000	5,000	5,000	—	—	—	—
	$41.62	$41.62	$41.62	—	—	—	—
Costless Collars - WTI (Cushing)	20,670	17,685	26,663	12,000	6,000	—	—
Long Put Price ($/Bbl)	$35.78	$35.27	$38.69	$45.00	$45.00	—	—
Ceiling Price ($/Bbl)	$47.08	$46.50	$53.80	$68.00	$68.75	—	—
Costless Collars - WTI (Magellan East Houston)	—	5,000	5,000	16,000	14,000	—	—
Long Put Price ($/Bbl)	—	$45.00	$45.00	$45.00	$45.00	—	—
Ceiling Price ($/Bbl)	—	$57.90	$78.75	$69.67	$69.98	—	—
Costless Collars - Crude Brent Oil	82,000	62,000	64,000	44,000	19,000	—	—
Long Put Price ($/Bbl)	$39.40	$39.61	$39.78	$45.00	$45.00	—	—
Ceiling Price ($/Bbl)	$48.84	$48.42	$48.90	$69.19	$74.94	—	—
Short Puts - Crude Brent Oil	—	—	—	5,000	5,000	5,000	5,000
	—	—	—	$35.00	$35.00	$35.00	$35.00
Basis Swaps - WTI (Midland)	39,000	34,000	34,000	10,000	10,000	10,000	10,000
	$0.83	$0.91	$0.91	$0.84	$0.84	$0.84	$0.84
Roll Swaps - WTI	46,000	34,000	34,000	—	—	—	—
	$0.16	$0.24	$0.24	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Natural Gas Swaps - Henry Hub	245,000	245,000	245,000	—	—	—	—
	$2.65	$2.65	$2.65	—	—	—	—
Natural Gas Swaps - Waha Hub	50,000	50,000	50,000	—	—	—	—
	$1.92	$1.92	$1.92	—	—	—	—
Natural Gas Basis Swaps - Waha Hub	250,000	250,000	250,000	210,000	210,000	210,000	210,000
	$-0.66	$-0.66	$-0.66	$-0.34	$-0.34	$-0.34	$-0.34

	Natural Gas Liquids (Bbls/day, $/Bbl)
	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Natural Gas Liquids Swaps - Mont Belvieu Propane	2,000	2,000	2,000	—	—	—	—
	$29.40	$29.40	$29.40	—	—	—	—

(1) Includes 5,000 BO/d of swaps in the first half of 2021 whereby the counterparty has the right to extend the hedge into the second half of 2021 at an average price of $51/Bbl.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com